Exhibit 99.1

Zoran Corporation: Karl Schneider Chief Financial Officer (408) 523-6500 ir@zoran.com	Bonnie McBride (Investors) (415) 454-8898 bonnie@avalonir.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS SECOND QUARTER 2009 RESULTS

Sequential DTV, Digital Camera and DVD Revenues Increase 69, 72 and 90 Percent, Respectively;

Company Returns to Cash Flow Positive

SUNNYVALE, Calif. (July 27, 2009) — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its second quarter ended June 30, 2009.

Revenues for the second quarter were $102.7 million, compared to $68.5 million last quarter and $128.7 million for the second quarter of 2008. The Company reported a second quarter GAAP net loss of $13.8 million, or $0.27 per share, which compares with a GAAP net loss of $21.1 million, or $0.41 per share, for the previous quarter and a GAAP net loss of $36.6 million, or $0.71 per share, for the second quarter of the prior year.

Non-GAAP net loss for the second quarter was $4.3 million, or $0.08 per share, which excludes $109 thousand of amortization of acquired intangible assets, $3.1 million of stock-based compensation expenses, and $11 million related to non-recurring licensing related settlements, but includes an adjustment of $4.7 million for the tax provision to a non-GAAP rate. This compares with a non-GAAP net loss of $17.6 million, or $0.34 per share, for the previous quarter, and non-GAAP net income of $1.5 million, or $0.03 per diluted share, for the same period last year.

“While the global economic downturn continues to affect consumer spending, we are pleased with the 50 percent sequential revenue growth and better than expected results we are reporting today,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “In DTV, we continued to see increasing demand for low to mid-range LCD TVs, where we have a leading position. We saw a similar trend in digital cameras, where growth was driven by demand for low to mid-range models. The DVD market appears to have stabilized, and Zoran is benefitting from increasing demand for higher margin, value-add DVD products such as HDMI players and portables. While consumer spending has not yet reached previous levels, we are encouraged by these positive trends in our end markets.”

Recent Highlights

•	Revenues by product line for the second quarter of 2009 were 40 percent DTV, 28 percent Digital Camera, 14 percent DVD, 12 percent Printer Imaging and 6 percent mobile phone processors.

•	Zoran’s SupraHD® processors power new Advanced 1080P Insignia High Definition Televisions, ranging in size from 19-inch to over 52-inch displays, shipping to Best Buy retail stores this month

•	Zoran introduces Breakthrough Frame Rate Conversion (SupraFRC™) product for worldwide 120 Hz LCD DTV market at Computex in Taiwan

•	Zoran introduces Advanced SupraHD® 787 HDTV processors to premium 1080P DTV manufacturers

•	Zoran technology powers top selling Flip Video Camcorders from Pure Digital

•	Zoran introduces Quatro 4500 the industry’s first complete solution pairing embedded Multicore processors with software for Office Printing Market

•	Zoran announces enhanced support for XPS Print Path Drivers in Windows operating systems including Windows 7

•	Zoran settles outstanding litigation with DTS and obtains Blu-ray license

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting third quarter 2009 revenues to range between $105 million and $110 million, with gross margins ranging between 47.5 and 48.5 percent. Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $49 million to $50 million. Acquisition-related amortization costs are expected to be approximately $108 thousand and stock-based compensation expense is expected to range between $2.7 and $3.2 million. The Company expects to record a third quarter GAAP loss in the range of $0.00 to $0.05 per share on approximately 52 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expense, the Company expects to record net income in the range of $0.01 and $0.05 per diluted share.

Zoran will provide more commentary on its second quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets, stock-based compensation expense, non-recurring IP licensing related settlements and associated income tax adjustments.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its second quarter results. To listen to the call, please call 617-614-4070 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on July 27, until 4:30 p.m. PT on Aug 2, 2009. The access number for the replay is 617-801-6888, confirmation number 65584906. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a form 8-K and posted to the company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, England, France, India, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: potential declines in the Company’s sales as a result of the global economic slowdown that could reduce demand for consumer electronic and other products; recent tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in our markets and in the markets in which our customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to a limited number of large customers; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran, the Zoran logo, SupraHD, SupraFRC and Quatro are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Hardware product revenues	$92,179	$113,606	$148,140	$207,903
Software and other revenues	10,543	15,079	23,069	29,813

Total revenues	102,722	128,685	171,209	237,716

Costs and expenses:
Cost of hardware product revenues	54,312	68,360	90,310	126,149
Research and development	27,476	30,797	56,481	58,684
Selling, general and administrative	36,852	24,260	61,147	49,899
Amortization of intangibles	109	9,256	218	18,493
In-process research and development	—	22,383	—	22,383
Restructuring expense	—	—	859	—

Total costs and expenses	118,749	155,056	209,015	275,608

Operating loss	(16,027)	(26,371)	(37,806)	(37,892)

Interest and other income, net	2,183	2,831	5,635	6,644

Loss before income taxes	(13,844)	(23,540)	(32,171)	(31,248)

Provision for income taxes	—	13,080	2,740	10,050

Net loss	$(13,844)	$(36,620)	$(34,911)	$(41,298)

Basic and diluted net loss per share	$(0.27)	$(0.71)	$(0.68)	$(0.80)

Shares used to compute basic and diluted net loss per share	51,494	51,707	51,333	51,576

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
GAAP net loss	$(13,844)		$(36,620)		$(34,911)		$(41,298)

Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	3,110	(a)	3,641	(a)	6,032	(a)	6,584	(a)
Operating expenses related to IP licensing settlements	11,000	(b)	—		11,000	(b)	—
Amortization of intangibles	109	(c)	9,256	(c)	218	(c)	18,493	(c)
In-process research and development expense	—		22,383	(d)	—		22,383	(d)
Restructuring expense	—		—		859	(e)	—
Provision for income taxes	(4,700	)(f)	2,869	(f)	(5,160	)(f)	(1,140	)(f)

Non-GAAP net income (loss)	$(4,325	)(g)	$1,529	(g)	$(21,962	)(g)	$5,022	(g)

Non-GAAP basic net income (loss) per share	$(0.08	)(g)	$0.03	(g)	$(0.43	)(g)	$0.10	(g)

Non-GAAP diluted net income (loss) per share	$(0.08	)(g)	$0.03	(g)	$(0.43	)(g)	$0.10	(g)

Shares used to compute non-GAAP basic net income (loss) per share	51,494		51,707		51,333		51,576

Shares used to compute non-GAAP diluted net income (loss) per share	51,494		52,142		51,333		52,082

(a)	This adjustment reflects the stock-based compensation expense recorded under SFAS 123R. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(b)	This adjustment reflects a non-recurring expense recorded during the quarter ended June 30, 2009 as a result of IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(c)	For 2008, this adjustment represents the amortization of intangibles assets primarily associated with the acquisition of Oak Technology, Inc. in August 2003, the acquisition of Emblaze Semiconductor in July 2004 and the acquisition of Oren Semiconductor in June 2005. For 2009, this adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (g) below)
(d)	This adjustment reflects the in-process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008. This in-process research and development charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (g) below)
(e)	This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(f)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (g) below)
(g)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and short-term investments	$349,995	$358,527
Accounts receivable, net	33,325	22,845
Inventory	41,752	37,365
Prepaid expenses and other current assets	25,463	25,549

Total current assets	450,535	444,286

Property and equipment, net	13,049	15,811
Long-term investments	37,250	37,425
Other assets	63,080	69,659
Intangible assets, net	5,048	5,266

Total assets	$568,962	$572,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,601	$29,918
Accrued expenses and other liabilities	36,115	36,134

Total current liabilities	84,716	66,052

Long term liabilities	27,059	26,985

Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	867,796	858,429
Accumulated other comprehensive income (loss)	849	(2,472)
Accumulated deficit	(411,509)	(376,598)

Total stockholders’ equity	457,187	479,410

Total liabilities and stockholders’ equity	$568,962	$572,447

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)